Exhibit 99.1
OneWater Marine Inc. Announces Fiscal Second Quarter 2024 Results
Maintaining previously issued fiscal full year 2024 outlook
Fiscal Second Quarter 2024 Highlights
•Revenue decreased 7% to $488 million
•Same-store sales decreased 5% for the quarter; average annual increase of 4% over last two years
•Gross profit margin of 24.6%
•GAAP net loss of $(5) million, or $(0.27) per diluted share and adjusted diluted earnings per share1 of $0.67
•Adjusted EBITDA1 was $28 million

BUFORD, GA – May 2, 2024 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal second quarter ended March 31, 2024.

“Our second quarter results were largely in line with our expectations and historical seasonality as we continue to outperform the industry. Like the first quarter, the selling environment remains competitive and boat pricing continues to moderate. However, our margins are stabilizing, and finance & insurance penetration remains strong, which is encouraging as we head into the summer selling season,” commented Austin Singleton, Chief Executive Officer at OneWater. “As we assess the business in a normalized environment, we are tracking in line with pre-COVID seasonal metrics, reinforcing the strength and durability of our business model. In addition to our variable cost structure, we proactively took actions in the quarter to optimize our cost structure. We remain committed to judicious expense management and we have additional flexibility, if necessary.”

“We believe the business is on the right trajectory, and we will continue to execute on our proven playbook to drive growth and enhance value for our shareholders.”

For the Three Months Ended March 31	2024	2023	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$327,306	$355,284	$(27,978)	(7.9)%
Pre-owned boat	78,648	75,394	3,254	4.3%
Finance & insurance income	14,730	15,324	(594)	(3.9)%
Service, parts & other	67,637	78,329	(10,692)	(13.7)%
Total revenues	$488,321	$524,331	$(36,010)	(6.9)%
Fiscal Second Quarter 2024 Results

Revenue for fiscal second quarter 2024 was $488.3 million, a decrease of 6.9% compared to $524.3 million in fiscal second quarter 2023. Same-store sales decreased 5%, compared to an 11% increase in the prior year period. On a two-year stacked basis, this represents same-store sales growth of 4%.

New boat revenue decreased 7.9%, driven by a decrease in units sold and a decrease in average price per unit. Pre-owned boat revenue increased 4.3% driven by the increase in pre-owned sales from trade-ins. Finance & insurance income decreased 3.9% compared to the prior year quarter but was in-line as a percentage of total boat sales. Service, parts & other sales were down 13.7% compared to the prior year quarter. Excluding the impact from the disposal of Roscioli Yachting Center and Lookout Marine which occurred in the fourth quarter of 2023, dealership segment service, parts and other sales were up. Distribution segment service, parts, and other sales were lower due to reduced production by boat manufacturers.

Gross profit totaled $120.4 million for fiscal second quarter 2024, down $26.3 million from $146.7 million for fiscal second quarter 2023. Gross profit margin of 24.6% decreased 340 basis points compared to the prior year period, driven by the normalization of new and pre-owned boat pricing and lower revenue from higher margin businesses. Sequentially, gross profit margin decreased 50 basis points as the industry stabilizes.

Fiscal second quarter 2024 selling, general and administrative expenses totaled $86.5 million, or 17.7% of revenue, compared to $90.2 million, or 17.2% of revenue, in fiscal second quarter 2023. The increase in selling, general and administrative expenses as a percentage of revenue was driven by lower revenues. On a dollar basis, selling, general and administrative expenses declined due to our variable cost structure.

Late in fiscal second quarter 2024, the Company took proactive actions to better align its cost structure with the normalization of sales and margins. Accordingly, we recorded $11.8 million in restructuring charges, including amounts related to the reduction of headcount, closure of select satellite locations, termination of certain manufacturer relationships, and abandonment of certain in-process IT related projects.

Other expenses for the fiscal second quarter 2024 were $2.5 million. The increase compared to the prior year was primarily driven by costs associated with the impacts of two separate EF3 tornado events that significantly impacted our operations in Russell’s Point, Ohio and Panama City Beach, Florida.

Net loss for fiscal second quarter 2024 totaled $(4.5) million, compared to net income of $27.0 million in fiscal second quarter 2023. The Company reported a net loss per diluted share for fiscal second quarter 2024 of $(0.27), compared to net income per diluted share of $1.56 in 2023. Adjusted diluted earnings per share1 for fiscal second quarter 2024 was $0.67, compared to adjusted diluted earnings per share1 of $1.81 in 2023.

Fiscal second quarter 2024 Adjusted EBITDA1 decreased 47.8% to $28.3 million compared to $54.2 million for fiscal second quarter 2023.

As of March 31, 2024, the Company’s cash and cash equivalents balance was $47.0 million and total liquidity, including cash and availability under credit facilities, was in excess of $80.0 million. Total inventory as of March 31, 2024, decreased to $687.5 million compared to $706.8 million on December 31, 2023, primarily driven by the return of traditional seasonal cycles.

Total long-term debt as of March 31, 2024 was $419.3 million, and adjusted long-term net debt (net of $47.0 million cash)1 was 2.9 times trailing twelve-month Adjusted EBITDA1.
Fiscal Year 2024 Guidance

The Company is maintaining its previously issued fiscal full year 2024 outlook. For fiscal full year 2024, OneWater anticipates dealership same-store sales to be up low to mid-single digits. Adjusted EBITDA2 is expected to be in the range of $130 million to $155 million and adjusted earnings per diluted share2 is expected to be in the range of $3.25 to $3.75.

OneWater will host a conference call to discuss its fiscal second quarter earnings on Thursday, May 2, at 8:30 am Eastern time. To access the conference call via phone, participants can dial 1-833-630-0581 or 1-412-317-1814 (International).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through May 16th, 2024 by dialing 1-877-344-7529 (US Toll Free), 855-669-9658 (Canada Toll Free), or 1-412-317-0088 (International Toll), by entering access code 1050463.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenues:
New boat	$327,306	$355,284	$568,390	$587,689
Pre-owned boat	78,648	75,394	131,931	131,172
Finance & insurance income	14,730	15,324	22,090	24,258
Service, parts & other	67,637	78,329	129,923	147,871
Total revenues	488,321	524,331	852,334	890,990

Gross profit
New boat	60,080	80,258	104,761	137,405
Pre-owned boat	15,865	17,214	27,802	32,688
Finance and insurance	14,730	15,324	22,090	24,258
Service, parts & other	29,687	33,901	57,152	62,334
Total gross profit	120,362	146,697	211,805	256,685

Selling, general and administrative expenses	86,511	90,193	166,110	168,031
Depreciation and amortization	4,872	5,637	9,094	11,330
Transaction costs	145	241	724	1,571
Change in fair value of contingent consideration	3,132	1,736	3,704	327
Restructuring and impairment	11,847	—	11,847	—
Net income from operations	13,855	48,890	20,326	75,426

Other expense (income):
Interest expense – floor plan	8,525	5,472	16,337	10,251
Interest expense – other	9,192	8,604	18,344	16,188
Other expense (income), net	2,493	(187)	2,246	(826)
Total other expense, net	20,210	13,889	36,927	25,613
Net (loss) income before income tax expense	(6,355)	35,001	(16,601)	49,813
Income tax (benefit) expense	(1,846)	7,964	(4,122)	11,348
Net (loss) income	(4,509)	27,037	(12,479)	38,465
Net (income) attributable to non-controlling interests	—	(1,165)	(119)	(2,530)
Net loss (income) attributable to non-controlling interests of One Water Marine Holdings, LLC	540	(3,068)	1,459	(4,231)
Net (loss) income attributable to OneWater Marine Inc.	$(3,969)	$22,804	$(11,139)	$31,704

Net (loss) earnings per share of Class A common stock – basic	$(0.27)	$1.59	$(0.77)	$2.21
Net (loss) earnings per share of Class A common stock – diluted	$(0.27)	$1.56	$(0.77)	$2.17

Basic weighted-average shares of Class A common stock outstanding	14,579	14,340	14,559	14,318
Diluted weighted-average shares of Class A common stock outstanding	14,579	14,655	14,559	14,612

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)
(Unaudited)

	March 31, 2024	March 31, 2023
ASSETS
Cash	$46,999	$60,976
Restricted cash	11,186	10,707
Accounts receivable, net	110,142	81,040
Inventories, net	687,477	593,347
Prepaid expenses and other current assets	55,499	64,123
Total current assets	911,303	810,193
Property and equipment, net	89,217	117,326
Operating lease right-of-use assets	132,736	124,864
Other long-term assets	1,238	4,908
Deferred tax assets, net	32,229	6,980
Intangible assets, net	209,289	308,711
Goodwill	336,602	397,469
Total assets	$1,712,614	$1,770,451

LIABILITIES
Accounts payable	$41,402	$33,450
Other payables and accrued expenses	56,219	56,868
Customer deposits	46,536	59,020
Notes payable – floor plan	579,695	485,399
Current portion of operating lease liabilities	15,170	13,641
Current portion of long-term debt, net	8,640	23,919
Current portion of tax receivable agreement liability	2,447	2,363
Total current liabilities	750,109	674,660
Other long-term liabilities	8,274	13,585
Tax receivable agreement liability	40,688	43,991
Long-term operating lease liabilities	120,379	112,582
Long-term debt, net	410,692	439,256
Total liabilities	1,330,142	1,284,074

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	351,697	420,441
Equity attributable to non-controlling interests	30,775	65,936
Total stockholders’ equity	382,472	486,377
Total liabilities and stockholders’ equity	$1,712,614	$1,770,451

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,			Six Months Ended March 31,
	2024		2023	2024		2023
Net (loss) income attributable to OneWater Marine Inc.	$(3,969)		$22,804	$(11,139)		$31,704
Transaction costs	145	—	241	724	—	1,571
Intangible amortization	2,078		3,294	3,657		6,586
Change in fair value of contingent consideration	3,132		1,736	3,704		327
Restructuring and impairment	11,847		—	11,847		—
Other expense (income), net	2,493		(187)	2,246		(826)
Net (loss) income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(1,773)		(463)	(1,996)		(697)
Adjustments to income tax (benefit) expense (2)	(4,122)		(1,063)	(4,642)		(1,601)
Adjusted net (loss) income attributable to OneWater Marine Inc.	9,831		26,362	4,401		37,064

Net (loss) earnings per share of Class A common stock - diluted	$(0.27)		$1.56	$(0.77)		$2.17
Transaction costs	0.01		0.02	0.05		0.11
Intangible amortization	0.14		0.22	0.25		0.45
Change in fair value of contingent consideration	0.22		0.12	0.26		0.02
Restructuring and impairment	0.81		—	0.81		—
Other expense (income), net	0.17		(0.01)	0.15		(0.06)
Net (loss) income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(0.12)		(0.03)	(0.14)		(0.05)
Adjustments to income tax (benefit) expense (2)	(0.28)		(0.07)	(0.32)		(0.11)
Adjustment for dilutive shares (3)	(0.01)		—	—		—
Adjusted (loss) earnings per share of Class A common stock - diluted	$0.67		$1.81	$0.29		$2.53

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.
(3) Represents an adjustment for shares that are anti-dilutive for GAAP earnings per share but are dilutive for adjusted earnings per share.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Trailing twelve months ended March 31,
	2024	2023	2024
Net (loss) income	$(4,509)	$27,037	$(90,055)
Interest expense – other	9,192	8,604	36,713
Income tax (benefit) expense	(1,846)	7,964	(18,882)
Depreciation and amortization	5,564	6,360	24,716
Stock-based compensation	2,277	2,491	8,567
Change in fair value of contingent consideration	3,132	1,736	1,773
Transaction costs	145	241	992
Restructuring and impairment	11,847	—	159,249
Other expense (income), net	2,493	(187)	4,025
Adjusted EBITDA	$28,295	$54,246	$127,098

Long-term debt (including current portion)			$419,332
Less: cash			(46,999)
Adjusted long-term net debt			$372,333

Pro forma adjusted net debt leverage ratio			2.9	x

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 96 retail locations, 10 distribution centers / warehouses and multiple online marketplaces in 18 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.
Non-GAAP Financial Measures and Key Performance Indicators
This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net (Loss) Income Attributable to OneWater Marine Inc., Adjusted Diluted (Loss) Earnings Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA and adjusted earnings per diluted share guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, restructuring and impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, gain or loss on extinguishment of debt, income tax (benefit) expense, restructuring and impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. as Net Income (Loss) Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, restructuring and impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted (Loss) Earnings Per Share which presents all of the adjustments to net income attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, restructuring and impairment and transaction costs) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com